Exhibit (g)(2)

Execution Version

Closed-End Fund Master Advisory Fee Waiver Agreement

This MASTER ADVISORY FEE WAIVER AGREEMENT (this “Agreement”) is made as of the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the “Adviser”) an “Adviser”) and each investment company listed on Schedule A attached hereto (each, a “Fund”).

WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management company, and is organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;

WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the “Advisory Agreements”), pursuant to which the Adviser provides investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the “Advisory Fee”); and

WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund’s Advisory Fee as set forth in Schedule B attached hereto (the “Fee Waiver”). Each Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in Schedule B attached hereto on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Contractual Fee Waiver. During the Term (as defined in Section 3 below), the Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in Schedule B attached hereto.

2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund’s Board of Trustees or Board of Directors, as the case may be.

3. Term; Termination.

3.1 Term. The term (“Term”) of the Fee Waiver with respect to a Fund shall begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on Schedule A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is specifically approved by the Adviser and the Fund (including with respect to the Fund, a majority of the Fund’s Trustees or Directors, as the case may be, who are not “interested persons,” as defined in the 1940 Act, of the Advisers (the “Non-Interested Directors”)). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.

3.2 Termination. This Agreement may be terminated prior to expiration by any Fund with respect to such Fund without payment of any penalty, upon 90 days’ prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.

4. Miscellaneous.

4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

4.2 Interpretation. Nothing herein contained shall be deemed to require a Fund to take any action contrary to the Fund’s Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund’s Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.

4.3 Limitation of Liability. The obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.

4.4 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission (“SEC”) issued pursuant to the 1940 Act. In addition, if the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

EACH OF THE FUNDS LISTED ON SCHEDULE A ATTACHED HERETO

By:	/s/ Neal J. Andrews
Name: Neal J. Andrews
Title: Chief Financial Officer

BLACKROCK ADVISORS, LLC

By:	/s/ Neal J. Andrews
Name: Neal J. Andrews
Title: Managing Director

[Signature page to Closed-End Fund Master Advisory Fee Waiver Agreement]

SCHEDULE A

Closed-End Fund Master Advisory Fee Waiver Agreement

(Dated as of March 2, 2017)

	TICKER	FUND	EXPIRATION DATE
1	BBN	BlackRock Taxable Municipal Bond Trust	June 30, 2017
2	BJZ	BlackRock California Municipal 2018 Term Trust	June 30, 2017
3	BFZ	BlackRock California Municipal Income Trust	June 30, 2017
4	BHK	BlackRock Core Bond Trust	June 30, 2017
5	HYT	BlackRock Corporate High Yield Fund, Inc.	June 30, 2017
6	BTZ	BlackRock Credit Allocation Income Trust	June 30, 2017
7	DSU	BlackRock Debt Strategies Fund, Inc.	June 30, 2017
8	BHL	BlackRock Defined Opportunity Credit Trust	June 30, 2017
9	BGR	BlackRock Energy and Resources Trust	June 30, 2017
10	CII	BlackRock Enhanced Capital and Income Fund, Inc.	June 30, 2017
11	BDJ	BlackRock Enhanced Equity Dividend Trust	June 30, 2017
12	EGF	BlackRock Enhanced Government Fund, Inc.	June 30, 2017
13	FRA	BlackRock Floating Rate Income Strategies Fund, Inc.	December 31, 2017
14	BGT	BlackRock Floating Rate Income Trust	June 30, 2017
15	BFO	BlackRock Florida Municipal 2020 Term Trust	June 30, 2017
16	BOE	BlackRock Global Opportunities Equity Trust	June 30, 2017
17	BME	BlackRock Health Sciences Trust	June 30, 2018
18	BKT	BlackRock Income Trust, Inc.	June 30, 2017
19	BGY	BlackRock International Growth and Income Trust	June 30, 2017

	TICKER	FUND	EXPIRATION DATE
20	BKN	BlackRock Investment Quality Municipal Trust, Inc.	June 30, 2017
21	BLW	BlackRock Limited Duration Income Trust	June 30, 2017
22	BTA	BlackRock Long-Term Municipal Advantage Trust	June 30, 2017
23	BZM	BlackRock Maryland Municipal Bond Trust	June 30, 2017
24	MHE	BlackRock Massachusetts Tax-Exempt Trust	June 30, 2017
25	BIT	BlackRock Multi-Sector Income Trust	June 30, 2017
26	MUI	BlackRock Muni Intermediate Duration Fund, Inc.	June 30, 2017
27	MNE	BlackRock Muni New York Intermediate Duration Fund, Inc.	June 30, 2017
28	MUA	BlackRock MuniAssets Fund, Inc.	June 30, 2017
29	BPK	BlackRock Municipal 2018 Term Trust	June 30, 2017
30	BKK	BlackRock Municipal 2020 Term Trust	June 30, 2017
31	BBK	BlackRock Municipal Bond Trust	June 30, 2017
32	BAF	BlackRock Municipal Income Investment Quality Trust	June 30, 2017
33	BBF	BlackRock Municipal Income Investment Trust	June 30, 2017
34	BYM	BlackRock Municipal Income Quality Trust	June 30, 2017
35	BFK	BlackRock Municipal Income Trust	June 30, 2017
36	BLE	BlackRock Municipal Income Trust II	June 30, 2017
37	BTT	BlackRock Municipal 2030 Target Term Trust	June 30, 2017
38	MEN	BlackRock MuniEnhanced Fund, Inc.	June 30, 2017
39	MUC	BlackRock MuniHoldings California Quality Fund, Inc.	June 30, 2017
40	MUH	BlackRock MuniHoldings Fund II, Inc.	June 30, 2017
41	MHD	BlackRock MuniHoldings Fund, Inc.	June 30, 2017

	TICKER	FUND	EXPIRATION DATE
42	MFL	BlackRock MuniHoldings Investment Quality Fund	June 30, 2017
43	MUJ	BlackRock MuniHoldings New Jersey Quality Fund, Inc.	June 30, 2017
44	MHN	BlackRock MuniHoldings New York Quality Fund, Inc.	June 30, 2017
45	MUE	BlackRock MuniHoldings Quality Fund II, Inc.	June 30, 2017
46	MUS	BlackRock MuniHoldings Quality Fund, Inc.	June 30, 2017
47	MVT	BlackRock MuniVest Fund II, Inc.	June 30, 2017
48	MVF	BlackRock MuniVest Fund, Inc.	June 30, 2017
49	MZA	BlackRock MuniYield Arizona Fund, Inc.	June 30, 2017
50	MYC	BlackRock MuniYield California Fund, Inc.	June 30, 2017
51	MCA	BlackRock MuniYield California Quality Fund, Inc.	June 30, 2017
52	MYD	BlackRock MuniYield Fund, Inc.	June 30, 2017
53	MYF	BlackRock MuniYield Investment Fund	June 30, 2017
54	MFT	BlackRock MuniYield Investment Quality Fund	June 30, 2017
55	MIY	BlackRock MuniYield Michigan Quality Fund, Inc.	June 30, 2017
56	MYJ	BlackRock MuniYield New Jersey Fund, Inc.	June 30, 2017
57	MYN	BlackRock MuniYield New York Quality Fund, Inc.	June 30, 2017
58	MPA	BlackRock MuniYield Pennsylvania Quality Fund	June 30, 2017
59	MQT	BlackRock MuniYield Quality Fund II, Inc.	June 30, 2017
60	MYI	BlackRock MuniYield Quality Fund III, Inc.	June 30, 2017
61	MQY	BlackRock MuniYield Quality Fund, Inc.	June 30, 2017
62	BLJ	BlackRock New Jersey Municipal Bond Trust	June 30, 2017
63	BNJ	BlackRock New Jersey Municipal Income Trust	June 30, 2017
64	BLH	BlackRock New York Municipal 2018 Term Trust	June 30, 2017

	TICKER	FUND	EXPIRATION DATE
65	BQH	BlackRock New York Municipal Bond Trust	June 30, 2017
66	BSE	BlackRock New York Municipal Income Quality Trust	June 30, 2017
67	BNY	BlackRock New York Municipal Income Trust	June 30, 2017
68	BFY	BlackRock New York Municipal Income Trust II	June 30, 2017
69	—	BlackRock Preferred Partners LLC	July 31, 2017
70	BCX	BlackRock Resources & Commodities Strategy Trust	June 30, 2017
71	BST	BlackRock Science and Technology Trust	June 30, 2017
72	BUI	BlackRock Utility and Infrastructure Trust	June 30, 2017
73	BHV	BlackRock Virginia Municipal Bond Trust	June 30, 2017
74	BSD	The BlackRock Strategic Municipal Trust	June 30, 2017
75	BGIO	BlackRock 2022 Global Income Opportunity Trust[1]	June 30, 2018

[1]	This Agreement was effective with respect to BlackRock 2022 Global Income Opportunity Trust as of February 16, 2017.

SCHEDULE B

Closed-End Fund Master Advisory Fee Waiver Agreement

(Dated as of December 2, 2016)

BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund’s assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.